Exhibit 99.1

OPHTHALMIC IMAGING SYSTEMS	CONTACTS: Gil Allon, CEO
221 Lathrop Way, Suite I	Ariel Shenhar, CFO
Sacramento, CA 95815	(916) 646-2020
INVESTOR RELATIONS
Jody Cain
Lippert/Heilshorn & Associates
(310) 691-7100

OPHTHALMIC IMAGING SYSTEMS TO LAUNCH NEW PRODUCTS AT THE INTERNATIONAL VISION EXPO WEST AND ANNUAL AAO CONFERENCE

SACRAMENTO, Calif. – October 6, 2010 -- Ophthalmic Imaging Systems (OIS) (OTCBB: OISI), a leading digital imaging and informatics company, today announced that it will launch new diagnostic imaging and informatics products at the International Vision Expo West being held October 7-9 and the American Academy of Ophthalmology (AAO)’s joint meeting with the Middle East Africa Council of Ophthalmology (MEACO) being held October 16-19.

OIS will introduce the following products at these events:

OIS EyeScan™ Non-Mydriatic Imaging Module:  This addition to the OIS EyeScan product family will enable eye care professionals to capture retinal images without dilating a patient's eye.  This additional imaging module will allow OIS to better address the Optometry market and to provide an improved solution to approximately 35,000 Optometry doctors in the U.S., as well as eye care professionals in international markets.

OIS EMR and OIS PM Clinical Content:  OIS will be launching new clinical content for OIS EMR (version 4.1), a CCHIT® 08 Ambulatory EHR that has been designed specifically for eye care professionals.

OIS Symphony™:  OIS will be introducing expanded capabilities of the OIS Symphony™ Web Digital Reporter module, as well as an increased number of Symphony Link partners.  With these introductions, OIS Symphony™ is positioned to expand its lead as the gold standard for eye care image management systems.

"We are excited to introduce new, value-added products at these important gatherings of the eye care community," commented OIS Chief Executive Officer Gil Allon.  "Continuing expansion of our digital imaging capabilities and informatics solutions allows us to better assist eye care professionals to deliver higher quality care and operate more efficient practices, and positions OIS for additional growth."

OIS	www.oisi.com
221 Lathrop Way, Suite I	main 800.338.8436
Sacramento, CA 95815	fax 916.646.0207
USA

Ophthalmic Imaging Systems
Press Release
October 6, 2010

About the Events
International Vision Expo West draws more than 30,000 eye care professional each year for one of the premier conferences and exhibitions for eye care and eyewear.  This year the International Vision Expo West will be held from October 7-9 in Las Vegas at the Venetian Hotel and Casino in the Sands Exposition Center.  OIS will be exhibiting in booth number MS 3083.

The Annual Meeting of the American Academy of Ophthalmology draws approximately 20,000 ophthalmologists and industry experts from around the world for four days of groundbreaking CME events and an unparalleled exhibition.  This year’s meeting will be held in conjunction with the Middle East Africa Council of Ophthalmology on October 16-19 in Chicago at McCormick Place.  OIS will be exhibiting in booth number 3921.

About Ophthalmic Imaging Systems
Ophthalmic Imaging Systems (www.oisi.com) is the leading provider of ophthalmic digital imaging and informatics systems.  The Company designs, develops, manufactures and markets digital imaging systems, image management and integrated EMR and PM solutions for the eye care market.  With more than 25 years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technologies.  Through its wholly owned subsidiary, Abraxas Medical Solutions, the Company provides EMR and PM software to OB/GYN, orthopedic and primary care physicians.  The Company markets and supports its products through an extensive network of dealers, distributors and direct representatives.

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company's control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company's periodic filings with the Securities and Exchange Commission.

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OIS	www.oisi.com
221 Lathrop Way, Suite I	main 800.338.8436
Sacramento, CA 95815	fax 916.646.0207
USA